UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 26, 2024, the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) notified Mannatech Inc. (the “Company”) in writing (the “Notice”) that its application to transfer the listing of its common stock (the “Securities”) to The Nasdaq Capital Market has been approved as allowed under Listing Rule 5810(c)(3)(A).

The Company's common stock will begin trading on The Nasdaq Capital Market effective at the start of trading on September 30, 2024. The Company's common stock will continue to trade under the symbol "MTEX" and trading of its common stock will be unaffected by this transfer. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. All companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards. Upon transfer to The Nasdaq Capital Market the Company will meet all of the continued listing criteria of The Nasdaq Capital Market. As previously disclosed, on August 19, 2024, the Company received a notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum net equity requirement of $10.0 million under the Nasdaq Listing Rules.

Nasdaq's decision to approve the Company's application to transfer to The Nasdaq Capital Market was based on the Company meeting the listing requirements of The Nasdaq Capital Market.

Item 8.01 Other Events.
The following risk factor is provided to supplement the risk factors of the Company previously disclosed in periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024:

As of September 26, 2024, the Company’s application to transfer from the Nasdaq Global Market to the Nasdaq Capital Market was approved.

As previously reported on our Current Report on Form 8-K filed on September 27, 2024, on September 26, 2024, the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) notified Mannatech Inc. (the “Company”) in writing (the “Notice”) that its application to transfer the listing of its common stock (the “Securities”) to The Nasdaq Capital Market has been approved as allowed under Listing Rule 5810(c)(3)(A).

The Company's common stock will begin trading on The Nasdaq Capital Market effective at the start of trading on September 30, 2024. The Company's common stock will continue to trade under the symbol "MTEX" and trading of its common stock will be unaffected by this transfer. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. All companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards. Upon transfer to The Nasdaq Capital Market the Company will meet all of the continued listing criteria of The Nasdaq Capital Market. As previously disclosed, on August 19, 2024, the Company received a notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum net equity requirement of $10.0 million under the Nasdaq Listing Rules.

Nasdaq's decision to approve the Company's application to transfer to The Nasdaq Capital Market was based on the Company meeting the listing requirements of The Nasdaq Capital Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 27, 2024	MANNATECH, INCORPORATED
		By:	/s/ James Clavijo
James Clavijo
Chief Financial Officer